Exhibit 99.1

JPMorgan Chase & Co. 383 Madison Avenue, New York, NY 10179-0001 NYSE symbol: JPM www.jpmorganchase.com
JPMORGANCHASE REPORTS FOURTH-QUARTER 2024 NET INCOME OF $14.0 BILLION ($4.81 PER SHARE)
RECORD FULL-YEAR 2024 NET INCOME OF $58.5 BILLION ($19.75 PER SHARE)
RECORD FULL-YEAR 2024 NET INCOME EXCLUDING SIGNIFICANT ITEMS OF $54.0 BILLION ($18.22 PER SHARE)

FOURTH-QUARTER 2024 RESULTS 1

ROE 17% ROTCE[2] 21%	CET1 Capital Ratios[3] Std. 15.7% | Adv. 15.8% Total Loss-Absorbing Capacity[3] $547B	Std. RWA[3] $1.8T Cash and marketable securities[4] $1.4T Average loans $1.3T

Firmwide Metrics 2024 ROE 18% 2024 ROTCE 22%	■	Reported revenue of $42.8 billion and managed revenue of $43.7 billion[2]
	■	Expense of $22.8 billion; reported overhead ratio of 53% and managed overhead ratio[2] of 52%
	■	Credit costs of $2.6 billion with $2.4 billion of net charge-offs and a $267 million net reserve build
	■	Average loans up 2% YoY, up 1% QoQ; average deposits up 2% YoY, up 1% QoQ

CCB 4Q24 ROE 32% 2024 ROE 32%	■	Average deposits down 4% YoY, flat QoQ; client investment assets up 14% YoY
	■	Average loans up 1% YoY and QoQ; Card Services net charge-off rate of 3.30%
	■	Debit and credit card sales volume[5] up 8% YoY
	■	Active mobile customers[6] up 7% YoY

CIB[7] 4Q24 ROE 19% 2024 ROE 18%	■	Investment Banking fees up 49% YoY, up 9% QoQ; #1 ranking for Global Investment Banking fees with 9.3% wallet share for the year
	■	Markets revenue up 21% YoY, with Fixed Income Markets up 20% YoY and Equity Markets up 22% YoY
	■	Average Banking & Payments loans down 2% YoY, down 1% QoQ; average client deposits[8] up 9% YoY, up 5% QoQ

AWM 4Q24 ROE 38% 2024 ROE 34%	■	AUM[9] of $4.0 trillion, up 18% YoY
	■	Average loans up 3% YoY, up 2% QoQ; average deposits up 10% YoY, up 5% QoQ

Jamie Dimon, Chairman and CEO, commented: “The Firm concluded the year with a strong fourth quarter, generating net income of $14.0 billion.”

Dimon continued: “Each line of business posted solid results. In the CIB, clients were active, with IB fees up 49%, and Markets revenue rose 21%. Additionally, Payments fees grew by double digits for the fourth consecutive quarter, helping drive Payments revenue to a record $18.1 billion for the year. In CCB, we continued to acquire new customers across Consumer Banking, Business Banking, Card and wealth management. For example, nearly 2 million net new checking accounts were opened during 2024. Finally, in AWM, management fees rose 21%, and revenue hit a record $5.8 billion. More impressively, client asset net inflows totaled $486 billion in 2024, bringing cumulative net inflows over the past two years to $976 billion.”

Dimon added: “Regarding regulation, we have consistently said that regulation should be designed to effectively balance promoting economic growth and maintaining a safe and sound banking system. It is possible to achieve both goals. This is not about weakening regulation — we maintain a fortress balance sheet, evidenced by $547 billion of total loss-absorbing capacity and $1.4 trillion of cash and marketable securities — but rather about setting rules that are transparent, fair, holistic in their approach and based on rigorous data analysis, so that banks can play their critical role in the economy and markets.”

Dimon added: “The U.S. economy has been resilient. Unemployment remains relatively low, and consumer spending stayed healthy, including during the holiday season. Businesses are more optimistic about the economy, and they are encouraged by expectations for a more pro-growth agenda and improved collaboration between government and business. However, two significant risks remain. Ongoing and future spending requirements will likely be inflationary, and therefore, inflation may persist for some time. Additionally, geopolitical conditions remain the most dangerous and complicated since World War II. As always, we hope for the best but prepare the Firm for a wide range of scenarios.”

Dimon concluded: “I want to thank our exceptional employees across the globe. Their passion and dedication are what set us apart and enable us to be trusted partners for our clients and communities, which include consumers, small and large-sized businesses, schools, cities, states and countries.”

CAPITAL DISTRIBUTIONS
■    Common dividend of $3.5 billion or $1.25 per share
■    $4.0 billion of common stock net repurchases10
■    Net payout LTM10,11 of 54%
FORTRESS PRINCIPLES
■ Book value per share of $116.07, up 11%; tangible book value per share2 of $97.30, up 13%
■    Basel III common equity Tier 1 capital3 of $276 billion, Standardized ratio3 of 15.7% and Advanced ratio3 of 15.8%
■    Firm supplementary leverage ratio of 6.1%
SUPPORTED CONSUMERS, BUSINESSES & COMMUNITIES
■    Approximately $2.8 trillion of credit and capital12 raised in 2024:
■    $250 billion of credit for consumers
■    $40 billion of credit for U.S. small businesses
■    $2.4 trillion of credit and capital for corporations and non-U.S. government entities
■    $65 billion of credit and capital for nonprofit and U.S. government entities, including states, municipalities, hospitals and universities

Investor Contact: Mikael Grubb (212) 270-2479	Media Contact: Joseph Evangelisti (212) 270-7438
Note: Totals may not sum due to rounding.
[1] Percentage comparisons are for the fourth quarter of 2024 versus the prior-year fourth quarter, unless otherwise specified.
[2] For notes on non-GAAP financial measures, including managed basis reporting, see page 6.
For additional notes, see page 7.

JPMorgan Chase & Co.
News Release
In the discussion below of Firmwide results of JPMorgan Chase & Co. (“JPMorganChase” or the “Firm”), information is presented on a managed basis, which is a non-GAAP financial measure, unless otherwise specified. The discussion below of the Firm’s business segments and Corporate is also presented on a managed basis. For more information about managed basis and non-GAAP financial measures used by management to evaluate the performance of each line of business, refer to page 6.
Comparisons noted in the sections below are for the fourth quarter of 2024 versus the prior-year fourth quarter, unless otherwise specified.

JPMORGANCHASE (JPM)

Results for JPM				3Q24		4Q23
($ millions, except per share data)	4Q24	3Q24	4Q23	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue - reported	$42,768	$42,654	$38,574	$114	—%	$4,194	11%
Net revenue - managed	43,738	43,315	39,943	423	1	3,795	10
Noninterest expense	22,762	22,565	24,486	197	1	(1,724)	(7)
Provision for credit losses	2,631	3,111	2,762	(480)	(15)	(131)	(5)
Net income	$14,005	$12,898	$9,307	$1,107	9%	$4,698	50%
Earnings per share - diluted	$4.81	$4.37	$3.04	$0.44	10%	$1.77	58%
Return on common equity	17%	16%	12%
Return on tangible common equity	21	19	15
Discussion of Results:
Net income was $14.0 billion, up 50%.
Net revenue was $43.7 billion, up 10%. Net interest income was $23.5 billion, down 3%. Noninterest revenue was $20.3 billion, up 29%.
Net interest income excluding Markets2 was $23.0 billion, down 2%, driven by lower rates and deposit margin compression across the lines of business, as well as lower deposit balances in CCB. This was largely offset by the impact of balance sheet actions, primarily securities reinvestment, as well as higher revolving balances in Card Services and higher wholesale deposit balances. Noninterest revenue excluding Markets2 was $13.7 billion, up 30%, largely driven by higher asset management fees in AWM and CCB, higher investment banking fees and lower net investment securities losses compared to the prior year. Markets revenue was $7.0 billion, up 21%.
Noninterest expense was $22.8 billion, down 7%. Excluding the $2.9 billion FDIC special assessment in the prior year, noninterest expense was up 5%, predominantly driven by higher compensation, including growth in front office and technology employees, as well as higher brokerage expense and distribution fees.
The provision for credit losses was $2.6 billion, reflecting net charge-offs of $2.4 billion and a net reserve build of $267 million. Net charge-offs of $2.4 billion were up $200 million, primarily driven by Card Services. The net reserve build included a $572 million net build in Consumer, predominantly in Card Services, and a $282 million net release in Wholesale. The prior-year provision was $2.8 billion, reflecting net charge-offs of $2.2 billion and a net reserve build of $598 million.

JPMorgan Chase & Co.
News Release

CONSUMER & COMMUNITY BANKING (CCB)

Results for CCB				3Q24		4Q23
($ millions)	4Q24	3Q24	4Q23	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue[13]	$18,362	$17,791	$18,097	$571	3%	$265	1%
Banking & Wealth Management	10,154	10,090	10,877	64	1	(723)	(7)
Home Lending	1,297	1,295	1,161	2	—	136	12
Card Services & Auto	6,911	6,406	6,059	505	8	852	14
Noninterest expense	9,728	9,586	9,336	142	1	392	4
Provision for credit losses	2,623	2,795	2,189	(172)	(6)	434	20
Net income	$4,516	$4,046	$4,788	$470	12%	$(272)	(6)%
Discussion of Results:
Net income was $4.5 billion, down 6%.
Net revenue13 was $18.4 billion, up 1%. Banking & Wealth Management net revenue was $10.2 billion, down 7%, driven by lower net interest income on deposit margin compression and lower deposit balances, partially offset by higher asset management fees in J.P. Morgan Wealth Management. Home Lending net revenue was $1.3 billion, up 12%, predominantly driven by higher production revenue. Card Services & Auto net revenue was $6.9 billion, up 14%, driven by Card Services, reflecting higher net interest income on higher revolving balances and higher card income on higher sales volume.
Noninterest expense was $9.7 billion, up 4%, predominantly driven by higher compensation for advisors and bankers, as well as higher technology expense.
The provision for credit losses was $2.6 billion, reflecting net charge-offs of $2.1 billion and a net reserve build of $557 million. Net charge-offs of $2.1 billion were up $428 million, driven by Card Services, primarily due to the seasoning of vintages originated in recent years and balance growth. The net reserve build was predominantly in Card Services, driven by growth in revolving balances, partially offset by changes in certain macroeconomic variables. The prior-year provision was $2.2 billion, reflecting net charge-offs of $1.6 billion and a net reserve build of $551 million.

JPMorgan Chase & Co.
News Release

COMMERCIAL & INVESTMENT BANK (CIB)[7]

Results for CIB				3Q24		4Q23
($ millions)	4Q24	3Q24	4Q23	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$17,598	$17,015	$14,974	$583	3%	$2,624	18%
Banking & Payments	9,268	8,646	8,038	622	7	1,230	15
Markets & Securities Services	8,330	8,369	6,936	(39)	—	1,394	20
Noninterest expense	8,712	8,751	8,169	(39)	—	543	7
Provision for credit losses	61	316	576	(255)	(81)	(515)	(89)
Net income	$6,636	$5,691	$4,177	$945	17%	$2,459	59%

Discussion of Results7:
Net income was $6.6 billion, up 59%.
Net revenue was $17.6 billion, up 18%. Banking & Payments revenue was $9.3 billion, up 15%. Investment Banking revenue was $2.6 billion, up 46%. Investment Banking fees were up 49%, driven by higher fees across all products. Payments revenue was $4.7 billion, up 6%. Excluding the net impact of equity investments, Payments revenue was up 3%, driven by higher deposit balances and fee growth, largely offset by deposit margin compression. Lending revenue was $1.9 billion, up 9%, predominantly driven by lower losses on hedges of the retained lending portfolio.
Markets & Securities Services revenue was $8.3 billion, up 20%. Markets revenue was $7.0 billion, up 21%. Fixed Income Markets revenue was $5.0 billion, up 20%, largely driven by higher revenue in Credit and Currencies & Emerging Markets. Equity Markets revenue was $2.0 billion, up 22%, predominantly driven by higher client activity in Derivatives and Cash. Securities Services revenue was $1.3 billion, up 10%, driven by fee growth on higher client activity and market levels, as well as higher deposit balances.
Noninterest expense was $8.7 billion, up 7%, predominantly driven by higher brokerage, technology and legal expense.
The provision for credit losses was $61 million, reflecting net charge-offs of $300 million and a net reserve release of $239 million. The provision was driven by net downgrade activity and the net impact of charge-offs, largely offset by a reserve release due to an update to loss assumptions on certain loans in Markets. The prior-year provision was $576 million, reflecting a net reserve build of $329 million and net charge-offs of $247 million.

ASSET & WEALTH MANAGEMENT (AWM)

Results for AWM				3Q24		4Q23
($ millions)	4Q24	3Q24	4Q23	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$5,778	$5,439	$5,095	$339	6%	$683	13%
Noninterest expense	3,772	3,639	3,388	133	4	384	11
Provision for credit losses	(35)	4	(1)	(39)	NM	(34)	NM
Net income	$1,517	$1,351	$1,217	$166	12%	$300	25%
Discussion of Results:
Net income was $1.5 billion, up 25%.
Net revenue was $5.8 billion, up 13%, predominantly driven by growth in management fees on higher average market levels and strong net inflows, as well as higher performance fees.
Noninterest expense was $3.8 billion, up 11%, predominantly driven by higher compensation, including revenue-related compensation and continued growth in private banking advisor teams, as well as higher distribution fees.
Assets under management were $4.0 trillion, and client assets were $5.9 trillion, each up 18%, driven by continued net inflows and higher market levels.

JPMorgan Chase & Co.
News Release

CORPORATE

Results for Corporate				3Q24		4Q23
($ millions)	4Q24	3Q24	4Q23	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue[13]	$2,000	$3,070	$1,777	$(1,070)	(35)%	$223	13%
Noninterest expense	550	589	3,593	(39)	(7)	(3,043)	(85)
Provision for credit losses	(18)	(4)	(2)	(14)	(350)	(16)	NM
Net income/(loss)	$1,336	$1,810	$(875)	$(474)	(26)%	$2,211	NM
Discussion of Results:
Net income was $1.3 billion, compared with a net loss of $875 million in the prior year.
Net revenue13 was $2.0 billion, up $223 million. Net interest income was $2.0 billion, down $415 million, driven by lower rates, largely offset by the impact of balance sheet actions, primarily securities reinvestment. Noninterest revenue was a net loss of $30 million, compared with a net loss of $668 million in the prior year, driven by lower net investment securities losses.
Noninterest expense was $550 million, down $3.0 billion, predominantly driven by the absence of the $2.9 billion FDIC special assessment in the prior year.

JPMorgan Chase & Co.
News Release
2. Notes on non-GAAP financial measures:

a.The Firm prepares its Consolidated Financial Statements in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). That presentation, which is referred to as “reported” basis, provides the reader with an understanding of the Firm’s results that can be tracked consistently from year-to-year and enables a comparison of the Firm’s performance with the U.S. GAAP financial statements of other companies. In addition to analyzing the Firm’s results on a reported basis, management reviews Firmwide results, including the overhead ratio, on a “managed” basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a managed basis. The Firm’s definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm as a whole and for each of the reportable business segments and Corporate on a fully taxable-equivalent basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue from year-to-year arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by each of the lines of business and Corporate. For a reconciliation of the Firm’s results from a reported to managed basis, refer to page 7 of the Earnings Release Financial Supplement.

b.Tangible common equity (“TCE”), return on tangible common equity (“ROTCE”) and tangible book value per share (“TBVPS”) are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than mortgage servicing rights), net of related deferred tax liabilities. For a reconciliation from common stockholders’ equity to TCE, refer to page 10 of the Earnings Release Financial Supplement. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm’s TCE at period-end divided by common shares at period-end. Book value per share was $116.07, $115.15 and $104.45 at December 31, 2024, September 30, 2024, and December 31, 2023, respectively. TCE, ROTCE, and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm’s use of equity.

c.In addition to reviewing net interest income (“NII”) and noninterest revenue (“NIR”) on a managed basis, management also reviews these metrics excluding Markets, which is composed of Fixed Income Markets and Equity Markets. Markets revenue consists of principal transactions, fees, commissions and other income, as well as net interest income. These metrics, which exclude Markets, are non-GAAP financial measures. Management reviews these metrics to assess the performance of the Firm’s lending, investing (including asset-liability management) and deposit-raising activities, apart from any volatility associated with Markets activities. In addition, management also assesses Markets business performance on a total revenue basis as offsets may occur across revenue lines. For example, securities that generate net interest income may be risk-managed by derivatives that are reflected at fair value in principal transactions revenue. Management believes these measures provide investors and analysts with alternative measures to analyze the revenue trends of the Firm. For a reconciliation of NII and NIR from reported to excluding Markets, refer to page 28 of the Earnings Release Financial Supplement. For additional information on Markets revenue, refer to page 75 of the Firm’s 2023 Form 10-K.

d.Full-year 2024 results included the impact of significant items. These items collectively refer to a $7.9 billion net gain related to Visa shares, a $1.0 billion donation of Visa shares to pre-fund contributions to the Firm’s Foundation, $546 million of net investment securities losses and a $725 million increase to the estimated FDIC special assessment, all of which were previously disclosed in the first and second quarters of 2024. Full-year 2024 revenue, net income, earnings per share and ROTCE excluding significant items are non-GAAP financial measures. Excluding these items resulted in a decrease of $7.3 billion to reported revenue from $177.6 billion to $170.2 billion, a decrease of $7.3 billion to managed revenue from $180.6 billion to $173.3 billion, a decrease of $4.5 billion (after tax) to reported net income from $58.5 billion to $54.0 billion, a decrease of $1.53 per share to reported EPS from $19.75 to $18.22 and a decrease of 2ppts to reported ROTCE from 22% to 20%. Management believes these measures provide useful information to investors and analysts in assessing the Firm’s results.

JPMorgan Chase & Co.
News Release
Additional notes:

3.Estimated. Reflects the Current Expected Credit Losses (“CECL”) capital transition provisions. As of December 31, 2024, CET1 capital and Total Loss-Absorbing Capacity reflected the remaining $720 million CECL benefit. Refer to Note 21 of the Firm’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 and Note 27 of the Firm’s 2023 Form 10-K for additional information.
4.Estimated. Cash and marketable securities includes end-of-period eligible high-quality liquid assets (“HQLA”), excluding regulatory prescribed haircuts under the liquidity coverage ratio (“LCR”) rule where applicable, for both the Firm and the excess HQLA-eligible securities included as part of the excess liquidity at JPMorgan Chase Bank, N.A., which are not transferable to non-bank affiliates and thus excluded from the Firm’s LCR. Also includes other end-of-period unencumbered marketable securities, such as equity and debt securities. Does not include borrowing capacity at Federal Home Loan Banks and the discount window at the Federal Reserve Bank. Refer to Liquidity Risk Management on pages 50-57 of the Firm’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 and pages 102-109 of the Firm’s 2023 Form 10-K for additional information.
5.Excludes Commercial Card.
6.Users of all mobile platforms who have logged in within the past 90 days.
7.Effective in the second quarter of 2024, the Firm reorganized its reportable business segments by combining the former Corporate & Investment Bank and Commercial Banking business segments to form one segment, the Commercial & Investment Bank ("CIB").
8.Client deposits and other third party liabilities (“client deposits”) pertain to the Payments and Securities Services businesses.
9.Assets under management (“AUM”).
10.Includes the net impact of employee issuances. Excludes excise tax and commissions.
11.Last twelve months (“LTM”).
12.Credit provided to clients represents new and renewed credit, including loans and lending-related commitments, as well as unused amounts of advised uncommitted lines of credit where the Firm has discretion on whether or not to make a loan under these lines. Credit and capital for corporations and non-U.S. government entities includes Individuals and Individual Entities primarily consisting of Global Private Bank clients within AWM.
13.During the fourth quarter of 2024, the Firm made a change to its funds transfer pricing with respect to consumer deposits, resulting in an increase in the funding benefit reflected within CCB net interest income which is fully offset within Corporate net interest income.

JPMorgan Chase & Co.
News Release

JPMorgan Chase & Co. (NYSE: JPM) is a leading financial services firm based in the United States of America (“U.S.”), with operations worldwide. JPMorganChase had $4.0 trillion in assets and $345 billion in stockholders’ equity as of December 31, 2024. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management. Under the J.P. Morgan and Chase brands, the Firm serves millions of customers predominantly in the U.S., and many of the world’s most prominent corporate, institutional and government clients globally. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com.

JPMorgan Chase & Co. will host a conference call today, January 15, 2025, at 8:30 a.m. (ET) to present fourth-quarter and full-year 2024 financial results. The general public can access the call by dialing (888) 324-3618 in the U.S. and Canada, or (312) 470-7119 for international callers; use passcode 1364784#. Please dial in 15 minutes prior to the start of the call. The live audio webcast and presentation slides will be available on the Firm’s website, www.jpmorganchase.com, under Investor Relations, Events & Presentations.

A replay of the conference call will be available beginning at approximately 11:00 a.m. (ET) on January 15, 2025 through 11:59 p.m. (ET) on January 29, 2025 by telephone at (800) 839-1248 (U.S. and Canada) or (203) 369-3356 (international); use passcode 67370#. The replay will also be available via webcast on www.jpmorganchase.com under Investor Relations, Events & Presentations. Additional detailed financial, statistical and business-related information is included in a financial supplement. The earnings release and the financial supplement are available at www.jpmorganchase.com.

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase & Co.’s website (https://jpmorganchaseco.gcs-web.com/financial-information/sec-filings), and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update any forward-looking statements.